UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005

Find/SVP, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Amendment to David Walke Employment Agreement

On January 1, 2005, Find/SVP, Inc. (the “Company”) entered into a First Amendment to Employment Agreement (“First Amendment”) with David Walke, the Company’s Chief Executive Officer. The First Amendment amends the Employment Agreement, dated November 21, 2001, by and between the Company and Mr. Walke.

Pursuant to the First Amendment, Mr. Walke’s term with the Company was extended through December 31, 2007. Also pursuant to the First Amendment, (a) Mr. Walke will be entitled to an annual base salary of $250,000, (b) Mr. Walke will earn a bonus of 50% of his base salary in each year the Company achieves its EBITDA target and 100% of his base salary in each year the Company achieves 120% of its EBITDA target, (c) Mr. Walke is eligible to earn an annual performance-based bonus, in the discretion of the Compensation Committee of the Board of Directors of the Company, and (d) Mr. Walke will receive grants of 100,000, 150,000, and 200,000 shares of restricted stock of the Company pursuant to restricted stock award agreements at the beginning of 2005, 2006, and 2007, respectively, which restricted shares will be subject to the vesting requirements set forth in such restricted stock award agreements. Pursuant to a Restricted Stock Award Agreement, dated January 1, 2005 (the “Restricted Stock Award Agreement”), between Mr. Walke and the Company, the Company has granted Mr. Walke 100,000 shares of restricted stock in accordance with the terms of the First Amendment.

Copies of the First Amendment and the Restricted Stock Award Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of First Amendment and the Restricted Stock Award Agreement are not intended to be complete and are qualified in their entirety by the complete texts of the First Amendment and the Restricted Stock Award Agreement.

Amendment to Peter Stone Employment Agreement

On January 1, 2005, the Company also entered into a First Amendment to Employment Agreement (“First Amendment”) with Peter Stone, the Company’s Chief Financial Officer. The First Amendment amends the Employment Agreement, dated May 13, 2002, by and between the Company and Mr. Stone.

Pursuant to the First Amendment, Mr. Stone’s term with the Company was extended through December 31, 2007. Also pursuant to the First Amendment, (a) Mr. Stone’s annual base salary was increased to $220,000 (and is subject to a minimum increase of 6% in 2006), (b) Mr. Stone will earn a bonus of 25% of his base salary in each year the Company achieves its EBITDA target and 50% of his base salary in each year the Company achieves 120% of its EBITDA target, (c) Mr. Stone is eligible to earn an annual performance-based bonus, in the discretion of the Chief Executive Officer of the Company, and (d) Mr. Stone will receive grants of 25,000, 50,000, and 75,000 shares of restricted stock of the Company pursuant to restricted stock award agreements at the beginning of 2005, 2006, and 2007, respectively, which restricted shares will be subject to the vesting requirements set forth in such restricted stock award agreements. Pursuant to a Restricted Stock Award Agreement, dated January 1, 2005 (the “Restricted Stock Award Agreement”), between Mr. Stone and the Company, the Company has granted Mr. Stone 25,000 shares of restricted stock in accordance with the terms of the First Amendment.

Copies of the First Amendment and the Restricted Stock Award Agreement are attached to this report as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of First Amendment and the Restricted Stock Award Agreement are not intended to be complete and are qualified in their entirety by the complete texts of the First Amendment and the Restricted Stock Award Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit	Description

10.1	First Amendment to Employment Agreement, dated January 1, 2005, by and between Find/SVP, Inc. and David Walke.

10.2	Restricted Stock Award Agreement, dated January 1, 2005, by and between Find/SVP, Inc. and David Walke.

10.3	First Amendment to Employment Agreement, dated January 1, 2005, by and between Find/SVP, Inc. and Peter Stone.

10.4	Restricted Stock Award Agreement, dated January 1, 2005, by and between Find/SVP, Inc. and Peter Stone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIND/SVP, Inc.

Date: January 6, 2005	By:	/s/ Peter M. Stone
Name: Peter M. Stone
Title: Chief Financial Officer